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                           UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549


                              FORM 8-K

         Current Report Pursuant to Section 13 or 15 (d) of
                 The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 29,
2004



                          KAMAN CORPORATION
         (Exact name of issuer as specified in its charter)





Connecticut                      0-1093           06-0613548
(State or other jurisdictions    (Commission      (I.R.S.
of Incorporation)                File Number)     Employer
                                                  Identification
                                                  No.)




                       1332 Blue Hills Avenue
                        Bloomfield, CT 06002
              (Address of principal executive offices)

       Registrant's telephone number, including area code:
                           (860)243-7100

                           Not Applicable
    (Former name or former address, if changed since last report)












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Item 7.  Financial Statements and Exhibits

   (c)   Exhibits

         The following document is furnished as an Exhibit pursuant to Item 9 hereof:

         Exhibit 99.1 - Press Release of the Company regarding the move of its 6% Convertible Subordinated
         Debentures to the OTC Bulletin Board from the Nasdaq
         Small Cap Market listing.


Item 9.  Regulation FD Disclosure

On January 29, 2004, the Company issued a press release describing the fact that its remaining 6% Convertible Subordinated Debentures due 2012, originally issued in 1987 and paid down or converted from an original balance of $95 million to a current balance of less than $24 million will be delisted from the Nasdaq Small Cap Market at the opening of business on February 4, 2004 because they no longer meet the Nasdaq listing requirement to have at least two market makers over the previous 10 consecutive trading days. Because this debenture issue is small and in the late stages of its life, the Company has elected not to take advantage of the Nasdaq appeal process or Marketplace Rule 4310(c)(8)(A) which provides a period of 30 days to secure additional market makers for the security. It is expected that the debentures will subsequently be traded on the OTC Bulletin Board under the symbol KAMNG. A copy of this press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

All of the information furnished in this report and the accompanying exhibits shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference in any Company filing under the Securities Act of 1933, as amended.














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                             SIGNATURES



   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf, by the undersigned, thereunto duly authorized.


                                 KAMAN CORPORATION


                                 /s/Robert M. Garneau
                                 Executive Vice President
                                 and Chief Financial
                                 Officer



Dated: January 29, 2004

































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                            EXHIBIT INDEX




   Exhibit          Description

    99.1            Press Release of the Company, dated
                    January 29, 2004











































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